Exhibit 99.(p).1

Code of Ethics for the Independent Trustees of the

John Hancock Funds

Effective December 6, 2005

Amended and Restated January 1, 2019

The Board of Trustees (the “Board”) of the John Hancock Funds1 has adopted this code of ethics (this “Code”), exclusively with respect to Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”), of the John Hancock Funds (the “Independent Trustees” or “you”). This Code is intended to comply with the requirements of Rule 17j-1 under the 1940 Act insofar as they apply to the Independent Trustees.

The Board recognizes that the John Hancock Funds’ officers and access persons (with the exception of the Independent Trustees) are covered by a separate code of ethics adopted by the Board, which is applicable to John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (each, a “John Hancock Adviser”), John Hancock Investment Management Distributors LLC, John Hancock Distributors, LLC and each of the John Hancock Funds. The Board also recognizes that access persons who are employees of a sub-adviser to the John Hancock Funds are covered under a separate code of ethics approved by the Board. The Board, after considering the limited nature of access by the Independent Trustees to current information with respect to security transactions being effected or considered on behalf of the John Hancock Funds, has adopted this Code specifically and separately to cover the Independent Trustees.

Please note that the policies described below apply to all accounts over which you have a beneficial interest. Normally, you will be deemed to have a beneficial interest in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice.

If you have any questions regarding your responsibilities under this Code of Ethics, please contact Frank Knox at (617) 663-2430 or fknox@jhancock.com.

Set forth below are policies applicable to the Independent Trustees.

I. Statements of Policy

A. General Principles

It is unlawful for any Independent Trustee covered by this Code, directly or indirectly, in connection with his or her purchase or sale of a security held or to be acquired by a John Hancock Fund, to:

•    employ any device, scheme or artifice to defraud a John Hancock Fund;

•    make any untrue statement of a material fact to a John Hancock Fund or omit to state a material fact necessary in order to make the statements made to a John Hancock Fund, in light of the circumstances under which they are made, not misleading;

•    engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a John Hancock Fund; or

1 As used in this Code, the “John Hancock Funds,” or the “Funds,” refer to each open-end and closed-end fund that is listed, or that is a series of a trust listed, in Appendix A hereto, as may be updated from time to time by the Chief Compliance Officer of the John Hancock Funds.

•    engage in any manipulative practice with respect to a John Hancock Fund.

The General Principles discussed above govern all conduct, whether or not the conduct is also covered by more specific standards and procedures in this Code. Failure to comply with this Code may result in disciplinary action as determined by the Board, including potentially removal from the Board in accordance with the terms of the John Hancock Fund charter documents.

B. Transactions in John Hancock Funds

The Independent Trustees are subject to the same policies against excessive trading of shares of the open-end John Hancock Funds that apply to all shareholders of the open-end John Hancock Funds, as applicable. These policies are described in the John Hancock Funds’ prospectuses and are subject to change. Additional restrictions on trading of closed-end and open-end John Hancock Funds are discussed in Section II.C.

C. Transactions in securities of Advisers, Subadvisers and Principal Underwriters

As an Independent Trustee, you are prohibited from purchasing any security issued by:

(1) the controlling parent of the John Hancock Advisers;

(2) any subadviser of a John Hancock Fund;

(3) the controlling parent of any subadviser;

(4) any principal underwriter of a John Hancock Fund, including prospective principal underwriters of John Hancock closed-end funds;

(5) the controlling parent of any principal underwriter.

A complete list of these issuers can be found in Appendix B.

D. Annual Certification

On an annual basis, you must provide a certification at a date designated by the Chief Compliance Officer of the John Hancock Funds that:

(1) you have read and understand this Code;

(2) you acknowledge that you are subject to its requirements; and

(3) you have complied, to the best of your knowledge, with its requirements.

You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

E. Quarterly Transaction Reports

You will not generally be required to submit quarterly transaction reports. You will, however, be required to submit a quarterly transaction report if you knew (or, in the ordinary course of fulfilling your official duties as an Independent Trustee, should have known) that during the 15 calendar days immediately before or after you trade a security described in Section II.A of this Code, either:

(i) the subadviser of a John Hancock Fund purchased or sold the same security on behalf of such Fund, or

(ii) the subadviser of a John Hancock Fund actively considered the purchase or sale of the same security on behalf of such Fund;

provided that, monitoring of the publication of portfolio holdings of series of John Hancock Exchange-Traded Fund Trust (the “John Hancock ETFs”) is not construed to be within the ordinary course of fulfilling the duties of a trustee, therefore the publication or availability of such portfolio holdings shall not be construed to impart actual or constructive knowledge of the John Hancock ETFs’ portfolio transactions on a trustee.

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If these circumstances occur, it is your responsibility to contact the Chief Compliance Officer of the John Hancock Funds and he will assist you with the requirements of the quarterly transaction report.

You must submit a quarterly transaction report within 30 calendar days after the end of a calendar quarter if required in the limited circumstances described above. This report must cover all transactions during the calendar quarter that are personal securities transactions, as described below in Section II of this Code.

If you are required to submit a quarterly transaction report, the report must include the following information about each transaction described above:

•    the date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each reportable security involved;

•    the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•    the price at which the transaction was effected;

•    the name of the broker, dealer or bank with or through which the transaction was effected; and

•    the date that you submit the report.

With respect to any account in which you have traded securities for which you must submit a quarterly transaction report, the quarterly transaction report must also include the following account information:

•    the name of the broker, dealer or bank with whom you have established an account;

•    the account number and account registration;

•    the date the account was established; and

•    the date that you submit the report.

II. Personal Securities Transactions

A Personal Securities Transaction is a transaction in a security in which an Independent Trustee subject to this Code has a beneficial interest. Normally, this includes securities transactions in your personal accounts, those of a spouse, “significant other,” minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice. Accounts over which you have no direct or indirect influence or control are exempt. For discretionary accounts, this is defined as:

1)	Not being able to suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities;
2)	Not being able to direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities; and
3)	You did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in your account.

To prevent potential violations of this Code, you are strongly encouraged to request clarification for any transactions or accounts that are in question.

A. Covered Personal Securities Transactions

Except as noted below, Personal Securities Transactions include transactions in all securities, including:

•    Stocks or bonds;

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•    Government securities that are not direct obligations of the U.S. government, such as Fannie Mae or municipal securities;

•    Shares of all closed-end funds;

•    Shares of the John Hancock Funds, as well as any other open-end mutual funds, including John Hancock ETF’s, that are advised or sub-advised by a John Hancock Adviser or by John Hancock or Manulife entities (other than money market funds);

•    Options on securities, on indexes, and on currencies;

•    All kinds of limited partnerships;

Exchange Traded Funds formed as unit investment trusts;

•    Foreign unit trusts and foreign mutual funds;

•    Private investment funds and hedge funds; and

•    Futures, investment contracts or any other instrument that is considered a “security” under the Investment Company Act of 1940.

B. Exempt Personal Securities Transactions

Personal Securities Transactions do not include transactions in the following securities:

•    Direct obligations of the U.S. government (e.g., treasury securities);

•    Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•    Shares of any open-end mutual funds, including exchange-traded funds, that are not advised or sub-advised by a John Hancock Adviser or by John Hancock or Manulife entities;

•    Shares issued by money market funds; and

•    Securities in accounts over which you have no direct or indirect influence or control.

C.         Restrictions on Trading in John Hancock Funds

1.         General. You may not buy or sell shares of John Hancock Funds, or tip others who then trade in such Funds, on the basis of material non-public information (“Inside Information”). This concern is most pronounced with respect to closed-end John Hancock Funds (“Closed-End Funds”) and the John Hancock ETFs because their shares trade on a secondary market. However, it is also applicable to all John Hancock mutual funds.

a.       Material Information. Information is considered “material” if a reasonable investor would consider it important in making a decision to buy, sell or hold shares of a Fund. Positive or negative information may be “material.”

b.       Non-public Information. Information is considered “non-public” if it has not been broadly and publicly disseminated for a sufficient period to be reflected in the price of the Fund. Information remains “non-public” until it has been “publicly disclosed,” meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a press release or inclusion of such information in a filing with the Securities and Exchange Commission. In the case of the John Hancock ETFs, holdings information posted to the Funds’ website is considered to have been “publicly disseminated.”

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c.       Examples. Inside Information may include such things as news about acquisitions, Closed-End Fund tender offers, financial results, changes in dividends or distributions, Closed-End Fund share buy-backs, important management changes, anticipated litigation recoveries, or any other information that is likely to be considered material to a Fund.

d.       Further Guidance. If you are uncertain as to whether information is Inside Information, you should presume that the information is both material and non-public, and that it is Inside Information. In such cases, you should refrain from trading until you consult legal counsel or the Chief Compliance Officer for further guidance on information that may be deemed Inside Information.

2.         Closed-End, and John Hancock ETF’s Blackout Periods and Trading Guidelines. You may not trade in shares of Closed-End Funds during the following blackout periods (each, a “Blackout Period”):

a.       Regular Meetings. The Independent Trustees may not engage in any transactions in shares of the Closed-End Funds at any time between (x) the earlier of (A) the date Board meeting information is received by the Trustee, or (B) the date the Independent Trustees are advised that Board meeting information is posted to the website where Board materials are made available, and (y) 10 calendar days after the dates of a regular meeting of the Board. To clarify, assuming a meeting begins on a Monday and concludes at mid-day on the next day, Independent Trustees may not transact in Closed-End Fund or John Hancock ETF shares before the second subsequent Monday.

b.       Special Meetings. Upon receipt of the materials for a special meeting of the Board or a committee thereof, Independent Trustees may not engage in any transactions in Closed-End Fund or John Hancock ETF shares at any time from the date of receipt of such materials until after the tenth calendar day after the date of such meeting.

c.       Financial Statements Review. The Independent Trustees may not engage in any transactions in shares of a Closed-End Fund or John Hancock ETF’s at any time between:

(i) the earlier of (A) the date on which a semiannual or an annual shareholder report that contains financial statements for a Closed-End Fund or John Hancock ETF is received by the Trustee, or (B) the date the Independent Trustees are advised that a semiannual or an annual shareholder report that contains financial statements for a Closed-End Fund or John Hancock ETF is posted to the website where Board materials are made available, and

(ii) two (2) business days after the date on which the semi-annual or annual shareholder report for the Closed-End Fund or John Hancock ETF is publicly available on John Hancock Funds website or through another method consistent with Regulation FD.

3.          Other Restricted Periods. The Chief Compliance Officer of the John Hancock Funds may, from time to time, restrict the purchase of one or more John Hancock Funds, including open-end John Hancock Funds, if he or she believes after consulting with counsel to the John Hancock Funds that the Independent Trustees may have knowledge of Inside Information regarding such John Hancock Fund(s). The Chief Compliance Officer will provide the Independent Trustees prior notice of any such restrictions.

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III. Administration of the Code of Ethics

A. Review of Reports

The Chief Compliance Officer of the John Hancock Funds shall review any reports delivered by an Independent Trustee pursuant to this Code. Any such review shall give special attention to evidence, if any, of conflicts or potential conflicts with the securities transactions of the John Hancock Funds or violations or potential violations of the antifraud provisions of the federal securities law or this Code.

B. Investigations of Potential Violations

The Chief Compliance Officer shall investigate any potential violation of the provisions of this Code. After completion of any such investigation, the Chief Compliance Officer shall determine whether a violation has occurred and, if so, make a report to the Board or, if appropriate, the Compliance Committee of the Board. The Board shall determine what action should be taken in response to a violation of this Code.

C. Annual Reports

At least on an annual basis, the Chief Compliance Officer shall provide the Board with (i) a written report that describes issues that arose under this Code since the prior such report, including, but not limited to, information relating to material violations of this Code and any actions taken, and (ii) a certification that the John Hancock Funds have adopted procedures reasonably necessary to prevent the Independent Trustees from violating this Code.

D. Record Retention Requirements

The Chief Compliance Officer shall maintain the following records at the John Hancock Funds’ principal place of business, and shall make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examination:

•    A copy of this Code that is currently in effect, or at any time within the past five years was in effect;

•    A record of any violation of this Code, and any action taken as a result of a violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

•    A copy of each quarterly transaction report made by an Independent Trustee under this Code;

•    A copy of each annual report and certification described in Section III.C of this Code; and

•    A record of all Independent Trustees, currently or within the past five years, who are subject to this Code, and of individual(s) who are responsible for reviewing reports made under this Code.

E. Amendments

Any amendments to this Code must be approved by a majority of the Independent Trustees.

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Appendix A

John Hancock Funds

John Hancock Variable Insurance Trust
John Hancock Funds II
John Hancock Funds III
John Hancock Bond Trust
John Hancock California Tax-Free Income Fund
John Hancock Capital Series
John Hancock Collateral Trust
John Hancock Current Interest
John Hancock Exchange-Traded Fund Trust
John Hancock Investment Trust
John Hancock Investment Trust II
John Hancock Investment Trust III
John Hancock Municipal Securities Trust
John Hancock Sovereign Bond Fund
John Hancock Strategic Series
John Hancock Emerging Markets Income Fund
John Hancock Floating Rate High Income Fund
John Hancock Financial Opportunities Fund
John Hancock Hedged Equity & Income Trust
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund
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Appendix B

MANULIFE FINANCIAL

PUBLICLY ISSUED AND OUTSTANDING SECURITIES

June 30, 2019

#	Security	Issue Date	Date: Par Redemption/ Maturity	Ticker Symbol / ISIN/CUSIP #
1.	Manulife Financial Corporation Common shares	Sept 24/99		MFC**/ 56501R106
2.	Manulife Financial Corporation 14 MM Non-Cumulative Class A Shares, Series 2	Feb. 18/05	Mar. 19/14 (not redeemed)	MFC.PR.B.* / 56501R403
3.	Manulife Financial Corporation 12 MM Non-Cumulative Class A Shares, Series 3	Jan. 3/06	Mar. 19/15 (not redeemed)	MFC.PR.C.* / 56501R502
4.	Manulife Financial Corporation 6,335,831 Non-Cumulative Rate Reset Class 1 Shares Series 3	Mar. 11/11	June 19/21 and every 5 yrs. thereafter	MFC.PR.F.* / 56501R858
5.	Manulife Financial Corporation 1,664,169 Non-Cumulative Floating Rate Class 1 Shares Series 4	June 20/16	June 19/21 and every 5 yrs. thereafter	MFC.PR.P.* / 56501R841
6.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 5	Dec. 6/11	Dec. 19/21 and every 5 yrs. thereafter	MFC.PR.G.* / 56501R833
7.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 7	Feb. 22/12	Mar. 19/22 and every 5 yrs. thereafter	MFC.PR.H.* / 56501R817
8.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 9	May 24/12	Sept. 19/22 and every 5 yrs. thereafter	MFC.PR.I.* / 56501R783
9.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 11	Dec. 4/12	Mar 19/23 and every 5 yrs. thereafter	MFC.PR.J.* /56501R767
10.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 13	June 21/13	Sept. 19/23 and every 5 yrs. thereafter	MFC.PR.K.* /56501R742
11.	Manulife Financial Corporation 8 MM Non-Cumulative Rate Reset Class 1 Shares Series 15	Feb. 25/14	June 19/24 and every 5 yrs. thereafter	MFC.PR.L.* /56501R726
12.	Manulife Financial Corporation 14 MM Non-Cumulative Rate Reset Class 1 Shares Series 17	Aug.15/14	Dec. 19/19 and every 5 yrs. thereafter	MFC.PR.M.* /56501R692
13.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 19	Dec. 3/14	Mar. 19/20 and every 5 yrs. thereafter	MFC.PR.N* /56501R676
14.	Manulife Financial Corporation 17 MM Non-Cumulative Rate Reset Class 1 Shares Series 21	Feb. 25/16	June 19/21 and every 5 yrs. thereafter	MFC.PR.O* /56501R650
15.	Manulife Financial Corporation 19 MM Non-Cumulative Rate Reset Class 1 Shares Series 23	Nov. 22/16	March 19/22 and every 5 yrs. thereafter	MFC.PR.R* /56501R635
16.	Manulife Financial Corporation 10 MM Non-Cumulative Rate Reset Class 1 Shares Series 25	Feb. 20/18	June 19/23 and every 5 yrs. thereafter	MFC.PR.Q* /56501R619

17.	Manulife Financial Capital Trust II MaCS II $1,000,000,000 7.405% Notes – Series 1 due 2108	July 10/09	Optional par redemption – Dec. 31/19 and every 5 yrs. thereafter Maturity - Dec. 31/2108	CA56501XAA15
18.	Manulife Financial Corporation US$500,000,000 4.90% Senior Notes due 2020	Sept. 17/10	Sept. 17/20 – Maturity	56501RAB2
19.	Manulife Financial Corporation U.S.$1B of 4.150% Senior Notes due 2026	Mar. 4/16	Mar. 4/26 Maturity	CA56501RAC0
20.	Manulife Financial Corporation U.S.$750MM of 5.375% Senior Notes due 2046	Mar. 4/16	Mar. 4/46 Maturity	CA56501RAD8
21.	Manulife Financial Corporation S$500MM of 3.85% Subordinated Notes due May 25, 2026 (Singapore)	May 25/16	Optional redemption – May 25/21 Maturity - May 25/26	XS1405757631
22.	Manulife Financial Corporation US$1B of 4.70% Senior Notes due June 23, 2046 (Taiwan)	June 23/16	Optional redemption – June 23/21 and thereafter every June 23 Maturity - June 23/46	XS1431331419
23.	Manulife Financial Corporation US$270M of 3.527% Senior Notes due December 2, 2026 (private placement)	Dec. 2/16	Dec. 2/26 Maturity	XS1527568361
24.	Manulife Financial Corporation US$750M of 4.061% Subordinated Notes due February 24, 2032	Feb. 24/17	Optional redemption – Feb. 24/27 Maturity – Feb. 24/32	56501RAE6
25.	Manulife Financial Corporation $750M of 3.049% Subordinated Notes due August 20, 2029	Aug. 18/17	Optional redemption – Aug. 20/24 Maturity – Aug. 20/29	CA56501RAF34
26.	Manulife Financial Corporation S$500MM of 3.00% Subordinated Notes due Nov. 21, 2029 (Singapore)	Nov. 21/17	Optional redemption – Nov 21/24 Maturity - Nov 21/29	XS1717080524
27.	Manulife Financial Corporation $600 MM of 3.317% Subordinated Debentures due May 9, 2028	May 9/18	Optional redemption – May 9/23 Maturity - May 9/28	CA56501RAG17
28.	The Manufacturers Life Insurance Company $500 MM of 2.64% Fixed/Floating Subordinated Debentures due January 15, 2025	Dec. 1/14	Optional redemption – Jan.15/20 Maturity – Jan. 15/25	CA564835AH90
29.	The Manufacturers Life Insurance Company $750 MM of 2.100% Fixed/Floating Subordinated Debentures due June 1, 2025	Mar. 10/15	Optional redemption – Jun.1/20 Maturity – Jun. 1/25	CA564835AJ56

30.	The Manufacturers Life Insurance Company $350 MM of 2.389% Fixed/Floating Subordinated Debentures due January 5, 2026	Jun. 1/15	Optional redemption – Jan. 5/21 Maturity – Jan. 5/26	CA564835AK20
31.	The Manufacturers Life Insurance Company $1B of 3.181% Fixed/Floating Subordinated Debentures due November 22, 2027	Nov. 20/15	Optional redemption – Nov. 22/22 Maturity – Nov. 22/27	CA564835AL03
32.	John Hancock Life Insurance Company (USA) U.S.$450 MM 7.375% Surplus Notes due Feb. 15/2024	Feb. 25/94	Maturity – Feb. 15/24	41020VAA9
33.	John Hancock Life Insurance Company (U.S.A.) US$236 MM of 4.8% - 6.0% SignatureNotes due various dates to March 2032	Oct. 2002 to Apr. 2007	Maturity – various dates to March 2032	52 CUSIPs (see below***)
34.	Manulife Finance (Delaware), L.P. $650 MM 5.059% Subordinated Debentures	Dec. 14/06	Optional Dec. 15/36 Maturity Dec. 15/41	56502FAA9
35.	Manulife Holdings Berhad Ordinary Shares (approx. 58%)	Oct. 1/08		1058 – trading symbol on the Bursa Malaysia

*Trades on the Toronto Stock Exchange only

**Trades on the Toronto Stock Exchange, New York Stock Exchange, Stock Exchange of Hong Kong and the Philippines Stock Exchange

Date: June 30, 2019

John Hancock Investment Management LLC

John Hancock Variable Trust Advisers LLC

Publicly Traded Securities of John Hancock Investment Management LLC / John Hancock Variable Trust Advisers LLC

or its Controlling Parent Companies

Publicly Traded Controlling Companies of the John Hancock Fund Subadvisers

(Only Subadvisers with Publicly Traded Controlling Parent Companies are Listed)

Subadviser	Publicly Traded Controlling Companies	Ticker Symbol
Allianz Global Investors U.S. LLC	Allianz AG	ALIZF – US listing ALVG.DE – Germany listing

Barrow, Hanley, Mewhinney & Strauss, LLC

Brandywine Global Investment Management LLC

DWS Asset Management, Inc.

DWS Asset Management Investment Services Ltd.

DWS Investments Australia Limited

DWS Asset Management (Hong Kong) Limited

DWS Asset Management International GMBH

DWS Investment Management Americas Inc

RREEF America L.L.C.

RREEF Global Advisers Limited

	BrightSphere Investment Group plc Legg Mason, Inc. Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank Deutsche Bank	BSIG (London) LM DB DB DB DB DB DB DB DB
Epoch Investment Partners, Inc. First Quadrant, L.P.	Toronto-Dominion Bank Affiliated Managers Group, Inc.	TD AMG
Franklin Advisers, Inc	Franklin Resources Inc.	BEN
Franklin Mutual Advisers, LLC	Franklin Resources Inc.	BEN
Franklin Templeton Investment Corp GW&K Investment Management, LLC. (GW&K)	Franklin Resources Inc. Affiliated Managers Group, Inc.	BEN AMG
Invesco Advisers, Inc.	AMVESCAP PLC	IVZ
Jennison Associates, LLC	Prudential Financial	PRU
Manulife Investment Management (North America) Limited	Manulife Financial Corporation	MFC
Manulife Investment Management (US) LLC	Manulife Financial Corporation	MFC
Massachusetts Financial Services Company Nordea Investment Management North America, Inc.	Sun Life Financial Nordea Bank Abp	SLF NRDBY – OTC NDA (Trades on the Stockholm (STO), Helsinki (HEL) and Copenhagen (CSE)Exchanges)

Pacific Investment Management Company Pzena Investment Management, LLC	Allianz AG Pzena Investment Management, Inc.	ALIZF – US listing ALVG.DE – Germany listing PZN
Boston Partners Global Investors, Inc.	ORIX Corporation	IX (NYSE) and 8592 (TSE)).
SSgA Funds Management, Inc.	State Street Corporation	STT
Standard Life Investments (Corporate Funds) Limited Aberdeen Standard Investments, Inc. Sustainable Growth Advisers	Aberdeen Standard Investments Virtus Investment Partners	SLA (London Stock Exchange) VRTS
T. Rowe Price Associates, Inc.	T. Rowe Price Associates, Inc.	TROW
Templeton Investment Counsel, Inc. Templeton Global Advisors Limited	Franklin Resources Inc. Franklin Resources Inc.	BEN BEN
Wells Capital Management, Incorporated •	Wells Fargo & Company	WFC

Western Asset Management Company

•    Western Asset Management Company Limited

•    Western Asset Management Company Ltd. in Japan

•    Western Asset Management Company Limited in London

•    Western Asset Management Company Pte. Ltd. in Singapore

	Legg Mason, Inc. Legg Mason, Inc. Legg Mason, Inc. Legg Mason, Inc. Legg Mason, Inc.	LM LM LM LM LM

Distributor for John Hancock Exchange-Traded Fund Trust

Foreside Fund Services, LLC

Prospective Principal Underwriters

John Hancock Closed-End Funds

The prospective underwriters for John Hancock Closed-End Funds, which are covered under the Code of Ethics for the Independent Trustees, are set forth below.

Aegis Capital Corp.	LFCM Holdings LLC
American Capital Partners, LLC	Maxim Group LLC
Ameriprise Financial Services, Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Ameriprise Financial, Inc.	MLV & Co. LLC
Andrew Garrett, Inc.	Moors & Cabot Inc.
Baird Financial Group, Inc.	Morgan Keegan & Company, Inc.
Bank of America Corporation	Morgan Stanley & Co. LLC
Barclays PLC	Morgan Stanley Smith Barney Holdings LLC
Barclays Bank PLC	Morgan Wilshire Securities, Inc.
Barclays Capital Inc.	Muriel Siebert & Co., Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC	National Securities Corporation
B. C. Zeigler & Company	Newbridge Securities Corporation
Bernard Herold & Co., Inc.	Northeast Securities, Inc.
Brean Capital, LLC	Northland Securities, Inc.
Capitol Securities Management Incorporated	Oppenheimer & Co. Inc.
Chardan Capital Markets, LLC	Oppenheimer Holdings Inc.
Citigroup Global Markets Inc.	Paulson Investment Company, Inc.
Citigroup Inc.	Pershing LLC
City Securities Corporation	Popular Securities, Inc.
Comerica Securities, Inc.	Raymond James & Associates, Inc.
Crowell, Weedon & Co.	Raymond James Financial, Inc.
D.A. Davidson & Co.	RBC Capital Markets, LLC
David A. Noyes & Company	Regal Securities, Inc.
Dawson James Securities, Inc.	Regions Financial Corp.
Deutsche Bank Securities Inc.	Revere Securities Corp.
Dinosaur Securities	R.M. Stark & Co., Inc.
Direct Access Partners LLC	Robert W. Baird & Co. Incorporated
Dominick & Dominick LLC	Royal Bank of Canada
Dougherty & Company LLC	Source Capital Group, Inc.

E*TRADE Securities LLC	Southwest Securities, Inc.
Feltl and Company	Stonnington Group, LLC
Gilford Securities Incorporated	Summit Brokerage Services, Inc.
Henley & Company LLC	Synovus Securities, Inc.
Hennion & Walsh, Inc.	The Bank of New York Mellon Corporation
Howe Barnes Hoefer & Arnett, Inc.	The GMS Group, LLC
Huntleigh Securities Corporation	The Huntington Investment Company
J.J.B. Hilliard, W.L. Lyons, LLC	UBS AG
J.P. Turner & Company, LLC	UBS Securities LLC
Janney Montgomery Scott LLC	US Capital Advisors LLC
Jesup & Lamont Securities Corp.	Wayne Hummer Investments L.L.C.
Joseph Gunnar & Co. LLC	Wedbush Securities Inc.
Ladenburg Thalmann & Co. Inc.	Wedbush, Inc.
Laidlaw & Company (UK) LTD	Wells Fargo & Company
LaSalle Street Securities, LLC	Wells Fargo Securities, LLC
Lazard Capital Markets LLC	Western International Securities Inc.
Lebenthal & Co., LLC	Westminster Financial Securities, Inc.
Wunderlich Securities, Inc.